UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

abrdn Global Infrastructure Income Fund

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials:

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

Press Release

FOR IMMEDIATE RELEASE

For More Information Contact:

abrdn U.S. Closed-End Funds

Investor Relations

1-800-522-5465

Investor.Relations@abrdn.com

ABRDN GLOBAL INFRASTRUCTURE INCOME FUND ANNOUNCES ADJOURNMENT OF SPECIAL SHAREHOLDER MEETING RELATING TO PROPOSED ACQUISITION OF ASSETS OF MACQUARIE GLOBAL INFRASTRUCTURE TOTAL RETURN FUND INC.

(Philadelphia, November 9, 2022) – abrdn Global Infrastructure Income Fund (“ASGI” or the “Acquiring Fund”) adjourned its special meeting of shareholders (the “Meeting”) held on Wednesday, November 9, 2022 to Wednesday, November 23, 2022 at 11:00am eastern time to allow for the solicitation of additional proxies for the Meeting to achieve the requisite quorum.

The August 11, 2022 record date for shareholders entitled to vote at the Meeting remains unchanged. ASGI shareholders who have already voted do not need to take further action. abrdn encourages all shareholders of record of ASGI on August 11, 2022 who have not yet voted to do so as soon as possible.

The Meeting is to approve the issuance of additional common shares of beneficial interest of ASGI in connection with the reorganization of Macquarie Global Infrastructure Total Return Fund Inc. (“MGU”), which is advised by Delaware Management Company, with and into ASGI (the “Reorganization”). The proposed Reorganization is subject to the receipt of necessary shareholder approvals by each Fund. The stockholders of MGU approved the Reorganization at a special stockholder meeting held on November 9, 2022, subject to the approval of the share issuance proposal by shareholders of ASGI.

The combination of ASGI and MGU will help ensure the viability of the Funds, increasing scale, liquidity and marketability changes that may lead to a tighter discount or a premium to NAV over time. Following the Reorganization, shareholders of ASGI will experience an increase in the assets under management and a reduction in total expense ratio. There are no proposed changes to the current objectives or policies of ASGI as a result of the Reorganization, including ASGI’s monthly distribution policies and approach as to the use of leverage. ASGI’s Board of Trustees believes that the Reorganization is in the best interest of ASGI’s shareholders recognizing the strategic objective of creating scale for the benefit of shareholders.

It is currently expected that the Reorganization will be completed in the first quarter of 2023 subject to (i) approval by the ASGI shareholders of the issuance of shares in connection with the Reorganization, and (ii) the satisfaction of customary closing conditions.

Additional information regarding the Reorganization was presented in a proxy statement sent to ASGI’s shareholders.

Important Information

In the United States, abrdn is the marketing name for the following affiliated, registered investment advisers: abrdn Inc., Aberdeen Asset Managers Ltd., abrdn Australia Limited, abrdn Asia Limited, Aberdeen Capital Management, LLC, abrdn ETFs Advisors LLC and Aberdeen Standard Alternative Funds Limited.

The information in this press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

In connection with the proposed combination, ASGI filed with the Securities and Exchange Commission (the “Commission”) a proxy statement. Shareholders are advised to read the proxy statement because it contains important information about the proposed transaction and related matters. The proxy statement is available for free at the Commission’s website www.sec.gov.

Closed-end funds are traded on the secondary market through one of the stock exchanges. The Acquiring Fund’s investment return and principal value will fluctuate so that an investor’s shares may be worth more or less than the original cost. Shares of closed-end funds may trade above (a premium) or below (a discount) the net asset value (NAV) of the fund’s portfolio. There is no assurance that the Acquiring Fund will achieve its investment objective. Past performance does not guarantee future results.

If you If you wish to receive this information electronically, please contact Investor.Relations@abrdn.com

https://www.abrdn.com/en-us/cefinvestorcenter/fund-centre/closed-end-funds

###

ABRDN INC. 1900 MARKET STREET PHILADELPHIA, PA 19103

November 9, 2022

RE: ABRDN GLOBAL INFRASTRUCTURE INCOME FUND (formerly Aberdeen Standard Global Infrastructure Income Fund)

Dear Valued Shareholder:

We recently sent you proxy information regarding the Special Meeting for the above-listed Fund scheduled for November 9, 2022. Since there were not enough votes cast to reach a quorum, the meeting for the fund has been adjourned to Wednesday, November 23, 2022.

You are receiving this letter because we have not yet received your vote. Your vote is extremely important no matter how many shares you own. The fund will not be able to hold the meeting without your vote. The proposal to be voted on is as follows:

To approve the issuance of additional common shares of beneficial interest of abrdn Global Infrastructure Income Fund (the “Fund”) in connection with the reorganization of Macquarie Global Infrastructure Total Return Fund Inc., another closed-end fund, with and into the Fund.

The Board of Trustees of the Fund unanimously recommends that you vote FOR the proposal.

We urge you to read the Proxy Statement because it contains important information. You may review the proxy statement online at: https://vote.proxyonline.com/aberdeen/docs/asgi.pdf

We are working with AST Fund Solutions to manage the voting process. AST will be calling shareholders to ensure the fund receives a sufficient number of votes on the proposal. To avoid receiving calls on this matter, please vote TODAY so that your vote may be recorded prior to the Adjourned Special Meeting on November 23, 2022.

Voting is fast and easy using one of the options below:

If you vote now, you will ensure your shares are represented and we will not contact you further on this issue. Detailed information about the Adjourned Special Meeting and the proposal can be found in the Proxy Statement. If you have any questions about the proposal, contact your financial advisor, client service representative or AST Fund Solutions at (800) 431-9643.

Thank you for your attention.

18338NOBO

ABRDN INC. 1900 MARKET STREET PHILADELPHIA, PA 19103

November 9, 2022

RE: ABRDN GLOBAL INFRASTRUCTURE INCOME FUND (formerly Aberdeen Standard Global Infrastructure Income Fund)

Dear Valued Shareholder:

We recently sent you proxy information regarding the Special Meeting for the above-listed Fund scheduled for November 9, 2022. Since there were not enough votes cast to reach a quorum, the meeting for the fund has been adjourned to Wednesday, November 23, 2022.

You are receiving this letter because we have not yet received your vote. Your vote is extremely important no matter how many shares you own. The fund will not be able to hold the meeting without your vote. The proposal to be voted on is as follows:

To approve the issuance of additional common shares of beneficial interest of abrdn Global Infrastructure Income Fund (the “Fund”) in connection with the reorganization of Macquarie Global Infrastructure Total Return Fund Inc., another closed-end fund, with and into the Fund.

The Board of Trustees of the Funds unanimously recommends that you vote FOR the proposal.

We urge you to read the Proxy Statement because it contains important information. You may review the proxy statement online at: https://vote.proxyonline.com/aberdeen/docs/asgi.pdf

We are working with AST Fund Solutions to manage the voting process. AST will be calling shareholders to ensure the fund receives a sufficient number of votes on the proposal. To avoid receiving calls on this matter, please vote TODAY so that your vote may be recorded prior to the Adjourned Special Meeting on November 23, 2022.

Voting is fast and easy using one of the options below:

If you vote now, you will ensure your shares are represented and we will not contact you further on this issue. Detailed information about the Adjourned Special Meeting and the proposal can be found in the Proxy Statement. If you have any questions about the proposal, contact your financial advisor, client service representative or AST Fund Solutions at (800) 431-9643 Ext. 12.

Thank you for your attention.

18338OBO